QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Adobe Systems Incorporated:

We consent to the use of our report dated January 23, 2009, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 28, 2008 and November 30, 2007, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 28, 2008, and the effectiveness of internal control over financial reporting as of November 28, 2008, incorporated herein by reference and to our firm under the heading "Experts" in the registration statement.

Our report on the consolidated financial statements refers to changes in accounting for tax uncertainties in fiscal 2008 and quantifying errors in fiscal 2006, resulting from the adoption of new accounting pronouncements.

/s/ KPMG LLP
Mountain View, California
January 15, 2010

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm